EXHIBIT 4.207
THE TAKING OF THIS DOCUMENT OR ANY CERTIFIED COPY OF IT OR ANY DOCUMENT WHICH CONSTITUTES SUBSTITUTE DOCUMENTATION FOR IT, OR ANY DOCUMENT WHICH INCLUDES WRITTEN CONFIRMATIONS OR REFERENCES TO IT, INTO AUSTRIA AS WELL AS PRINTING OUT ANY E-MAIL COMMUNICATION WHICH REFERS TO ANY LOAN DOCUMENT IN AUSTRIA OR SENDING ANY E-MAIL COMMUNICATION TO WHICH A PDF SCAN OF THIS DOCUMENT IS ATTACHED TO AN AUSTRIAN ADDRESSEE OR SENDING ANY E-MAIL COMMUNICATION CARRYING AN ELECTRONIC OR DIGITAL SIGNATURE WHICH REFERS TO ANY LOAN DOCUMENT TO AN AUSTRIAN ADDRESSEE MAY CAUSE THE IMPOSITION OF AUSTRIAN STAMP DUTY. ACCORDINGLY, KEEP THE ORIGINAL DOCUMENT AS WELL AS ALL CERTIFIED COPIES THEREOF AND WRITTEN AND SIGNED REFERENCES TO IT OUTSIDE OF AUSTRIA AND AVOID PRINTING OUT ANY EMAIL COMMUNICATION WHICH REFERS TO ANY LOAN DOCUMENT IN AUSTRIA OR SENDING ANY E-MAIL COMMUNICATION TO WHICH A PDF SCAN OF THIS DOCUMENT IS ATTACHED TO AN AUSTRIAN ADDRESSEE OR SENDING ANY E-MAIL COMMUNICATION CARRYING AN ELECTRONIC OR DIGITAL SIGNATURE WHICH REFERS TO ANY LOAN DOCUMENT TO AN AUSTRIAN ADDRESSEE.
This Acknowledgment Agreement (Convenio de Reconocimiento) is entered into on this 4 day of May, 2010 (the “Agreement”), by and among Grupo CSI de México, S. de R.L. de C.V., Closure Systems International B.V., CSI Mexico LLC, CSI en Saltillo, S. de R.L. de C.V., Closure Systems Mexico Holdings LLC, as pledgors under the Pledge Agreement, and The Bank of New York Mellon, acting solely in its capacity as Collateral Agent on behalf and for the benefit of the Secured Parties, as pledgee under the Pledge Agreement, in accordance with the following Recitals, Representations and Warranties and Clauses. Terms used in this Agreement and not otherwise defined herein shall have the meaning set forth in the Pledge Agreement (as defined below).
Recitals
     I. Pledge Agreement. On January 29, 2010 the Pledgors and the Pledgee entered into an equity interests pledge agreement (as amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or modified from time to time, the “Pledge Agreement”). A copy of the Pledge Agreement is attached hereto as Exhibit “A”.
     II. Incremental Assumption Agreement. On May 4, 2010, Reynolds Group Holdings Inc., Reynolds Consumer Products Holdings Inc., Closure Systems International Holdings Inc., SIG Euro Holding AG & Co. KGAA, SIG Austria Holding GmbH, Closure Systems International B.V., the Guarantors from time to time party thereto (as defined therein), the lenders from time to time party thereto, the Incremental U.S. Term Lenders (as defined therein) and the Administrative Agent entered into the Amendment No. 2 and Incremental Term Loan Assumption Agreement (the “Incremental Assumption Agreement”) relating to the Credit Agreement.
Representations and Warranties
I.	Each of the Pledgors hereby represents and warrants, with respect to itself, through its legal representative, that on the date hereof:

(a)	the individual executing this Agreement in the name and on behalf of such Pledgor has sufficient power and authority, as well as the necessary authority (corporate, organizational or otherwise) to validly execute and deliver this Agreement on its behalf and to validly bind such Pledgor under the terms herein, and in the case of CSI Saltillo and Grupo CSI as evidenced in public deed numbers 31,706 and 31,708, dated April 23, 2010, granted before Mr. Jose Luis Villavicencio Castañeda, Notary Public number 218 for Mexico City, and that such powers, authority and corporate or other authorizations have not been revoked, modified or limited in any manner.
NOW, THEREFORE, based on the Recitals and Representations and Warranties contained herein, the parties hereto agree as follows:
Clauses
First.- Acknowledgment. Each Pledgor (a) confirms and agrees that the Pledge Agreement and the Security Interest created thereunder continue to be in full force and effect subject to the Legal Reservations (as such term is defined in the Credit Agreement), and (b) acknowledges and agrees that (i) the Incremental Assumption Agreement constitutes a Loan Document, and (ii) the obligations of the Loan Parties under the Incremental U.S. Term Loans (as defined in the Incremental Assumption Agreement) constitute Secured Obligations under the Pledge Agreement.
Second.- No Novation. The parties hereby expressly agree that this Agreement shall not extinguish the obligations for the payment of money outstanding under any Loan Document or discharge or release the priority of any Loan Document or any other security therefor. Nothing herein shall be construed as a substitution or novation of the Secured Obligations, which shall remain in full force and effect. Nothing in or implied by this Agreement or in any other document contemplated hereby shall be construed as a release or other discharge of any Secured Obligation. The Pledge Agreement shall remain in full force and effect notwithstanding the execution and delivery of this Agreement.
     The parties agree that this Agreement shall be deemed a “Security Document” for the purposes of and as defined in the First Lien Intercreditor Agreement (and for no other purpose) and that, accordingly, all rights, duties, privileges, protections and benefits of the Collateral Agent set forth in the First Lien Intercreditor Agreement are hereby incorporated by reference.
Third.- Entire Agreement. The parties hereby expressly agree that this Agreement is and shall be deemed a part of the Pledge Agreement and, for such reason, all references made in or with respect to the Pledge Agreement, shall include this Agreement.
Fourth.- Jurisdiction, Governing Law. For all matters relating to the interpretation and fulfillment of this Agreement, the parties hereto expressly and irrevocably submit to the applicable laws of Mexico, and to the jurisdiction of the competent courts sitting in Mexico, Federal District, Mexico, and the parties hereby expressly and irrevocably waive their rights to any other jurisdiction to which they may be entitled to by reason of their present or any future domiciles, or for any other reason.
Fifth.- Language. This Agreement is entered into in both the Spanish and English languages; provided that, in the case of any judicial procedure before a Mexican court, the Spanish version shall govern for all purposes.
[Signature page continues]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on this 4 day of May 2010.
The Pledgors:
Grupo CSI de México, S. de R.L. de C.V.
Closure Systems International B.V.
CSI Mexico LLC

/s/ Chiara Brophy		/s/ Pru Wyllie
Name:	Chiara Brophy	Name:	Pru Wyllie
Title:	Attorney	Title:	Attorney

CSI en Saltillo, S. de R.L. de C.V. Closure Systems Mexico Holdings LLC
/s/ Helen Golding
Name:	Helen Golding
Title:	Assistant Secretary

The Pledgee:
The Bank of New York Mellon, acting solely in its capacity as Collateral Agent on behalf and for the benefit of the Secured Parties.

/s/ Catherine F. Donohue
Name:	Catherine F. Donohue
Title:	Vice President

Exhibit “A”
Copy of Pledge Agreement